UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FIRST BANCORP.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 23, 2008

Edward Gehl
Investment Proxy Research
Fidelity Investments
One Spartan Way TS1E
Merrimack, NH 03054
Dear Edward:
The purpose of this letter is to confirm that the management of First BanCorp has agreed to recommend that its Board of Directors adopt an amendment to the proposed First BanCorp’s 2008 Omnibus Incentive Plan to incorporate the change outlined below. It would be our recommendation that this amendment take effect immediately upon approval of First BanCorp’s 2008 Omnibus Incentive Plan at the April 29, 2008 stockholders meeting.
•	If awards are accelerated for reasons other than death, disability, retirement, or change in control, those discretionarily accelerated shares will be limited to 10% of the total number of shares authorized under the plan.
We understand that with the adoption of the aforementioned amendment to our proposed 2008 Omnibus Incentive Plan, the plan will then comply with Fidelity’s proxy voting guidelines.
Sincerely yours,
/s/ Lawrence Odell

Lawrence Odell
EVP, General Counsel and Secretary of the Board
First BanCorp